UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant x    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Cleveland BioLabs, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________________________

5)	Total fee paid:

__________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

__________________________________________________________________________________________________

2)	Form, Schedule or Registration Statement No:

__________________________________________________________________________________________________

3)	Filing party:

__________________________________________________________________________________________________

4)	Date Filed:

__________________________________________________________________________________________________

March 15, 2019

To Our Stockholders:

You are cordially invited to attend the 2019 annual meeting of stockholders of Cleveland BioLabs, Inc. to be held at 10:00 a.m. Eastern Time on April 26, 2019 at the company’s headquarters, 73 High Street, Buffalo, NY 14203. Details regarding the meeting, the business to be conducted at the meeting, and information about Cleveland BioLabs, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, seven persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2019. The Board of Directors recommends a vote for each of the seven nominees to our Board of Directors and the ratification of the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Such other business will be transacted as may properly come before the annual meeting.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. Regardless of the number of shares you own, please vote your shares as soon as possible electronically over the Internet or by signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible. Electronic voting is fast and easy. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of Cleveland BioLabs, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

________________________________________________
YAKOV KOGAN
Chief Executive Officer

March 15, 2019
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME:    10:00 a.m. Eastern Time
DATE:    April 26, 2019
PLACE:    Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
PURPOSES:

1.	To elect seven directors to serve one-year terms expiring at the 2020 Annual Meeting;

2.	To ratify the selection of Meaden & Moore, Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Cleveland BioLabs, Inc. common stock at the close of business on March 5, 2019, the record date. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 73 High Street, Buffalo, New York 14203.
All stockholders as of the record date are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before your shares are voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

________________________________________________

Yakov Kogan
Corporate Secretary
Buffalo, New York

Cleveland BioLabs, Inc.
73 High Street Buffalo, New York 14203
(716) 849-6810

PROXY STATEMENT FOR THE CLEVELAND BIOLABS, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

FRIDAY, APRIL 26, 2019

This proxy statement, along with the accompanying notice of the 2019 Annual Meeting of Stockholders, contains information about the 2019 Annual Meeting of Stockholders of Cleveland BioLabs, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. Eastern Time, on April 26, 2019, at the company’s headquarters, 73 High Street, Buffalo, New York 14203.

In this proxy statement, we refer to Cleveland BioLabs, Inc. as “Cleveland BioLabs,” “CBLI,” “the Company,” “we,” “us” and “our.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to provide access to our proxy materials on the Internet. We believe that these rules will allow us to provide our stockholders with the information they need at a lower cost to the Company and with a reduced environmental impact. Accordingly, on or about March 15, 2019, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record at the close of business as of March 5, 2019. On the date of the mailing of the Notice, all stockholders will have the ability to access to all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2019

This proxy statement and our 2018 annual report to stockholders are available for viewing, printing, and downloading at http://www.cstproxy.com/cbiolabs/2019. To view these materials, please follow the instructions on the website or the proxy card you received. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2018, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Investors” section of our website at http://www.cbiolabs.com/financials/. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
Attention: Corporate Secretary

Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?
The Board of Directors of Cleveland BioLabs, Inc. (the “Board”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders to be held at the Company’s headquarters located at 73 High Street, Buffalo, New York 14203, on April 26, 2019, at 10:00 a.m., Eastern Time, and any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card, the Notice, and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 because you owned shares of Cleveland BioLabs, Inc. common stock on March 5, 2019, the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about March 15, 2019.

Who can vote?
Only stockholders who owned our common stock at the close of business on March 5, 2019 (the “record date”) are entitled to vote at the Annual Meeting. On the record date, there were 11,298,239 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

Who can attend the Annual Meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Seating will be limited.

What do I need to present for admission to the Annual Meeting?
You will need to present proof of your record or beneficial ownership of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting.

No large bags, briefcases or packages will be permitted at the Annual Meeting and recording or taking photographs or other still images during the meeting will be prohibited.

How many votes do I have?
Each share of our common stock that you own entitles you to one vote.

How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for all, or withheld from all, or some, of the nominees for director and whether your shares should be voted for, against or abstained with respect to proposal 2. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet. Follow the instructions included in the Notice or the proxy card included with a paper copy of the proxy statement to vote by Internet.

•	By mail (if you received a paper copy of the proxy materials by mail). Please sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope that has been provided to you.

•	In person at the meeting. If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59

p.m.	Eastern Time on April 25, 2019.

If your shares are held in “street name” (held in the name of a bank, broker, or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your bank, broker or other holder of record to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a “stockholder of record” and the Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name” and the Notice has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other holder of record on how to vote your shares by using the Notice or the voting instruction card included with a paper copy of the proxy statement or by following their instructions for voting on the Internet.

Have other candidates been nominated for election as directors at the Annual Meeting?
No.
How does the Board recommend that I vote on the proposals?
The Board recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet as instructed above;

•	by notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

•
by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote whether by Internet or proxy card is the one that will be counted.

What if I receive more than one proxy card?
You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.

Will my shares be voted if I do not vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above, the bank, broker, or other nominee that holds your shares has the authority to vote your non-voted shares only on the ratification of the selection of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.

A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What vote is required to approve each proposal and how are votes counted?

Proposal 1: Elect Directors
The nominees for director who receive the most “FOR” votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will have no effect on the election of the directors. Brokerage firms do not have authority to vote customers’ non-voted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ non-voted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Meaden & Moore, Ltd. as our independent registered public accounting firm for 2019, our Audit Committee of our Board will reconsider its selection.

Could stockholders introduce other proposals to be voted on at the Annual Meeting?
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Could other matters be decided at the Annual Meeting?
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement, including those described in the foregoing paragraph. If any other items or matters properly come before the Annual Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers, and employees may solicit proxies in person or by telephone, fax, or email. We will pay these employees, officers, and directors no additional compensation for these services. We will ask banks, brokers, and other institutions, nominees, and fiduciaries to forward these proxy materials to their customers and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What constitutes a quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Who are the persons selected by the Board to serve as proxies?
Yakov Kogan and Christopher Zosh, the persons named as proxies on the proxy card and voting instruction card accompanying the paper copy of this proxy statement, were selected by the Board to serve in such capacity. Yakov Kogan is the Chief Executive Officer of the Company and Christopher Zosh is the VP of Finance of the Company.

Who will count the vote?
At the Annual Meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed by us for the meeting.
Am I entitled to appraisal rights?
No. Holders of the Company’s common stock will not be entitled to exercise appraisal or dissenters’ rights under Delaware law with respect to any matter to be voted upon at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?
Yes. A list of the stockholders of record entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing April 15, 2019, and continuing through the date of the Annual Meeting, at our principal offices located at 73 High Street, Buffalo, New York 14203.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to Stockholders on the Internet?
Our Annual Report to Stockholders for the year ended December 31, 2018, containing financial and other information pertaining to us, is being furnished to stockholders with this proxy statement. The notice of annual meeting of stockholders, proxy statement, proxy card, and Annual Report to Stockholders are available on the Internet at http://www.cstproxy.com/cbiolabs/2019 and are also available on our website at www.cbiolabs.com under the link “Investors.”

Attending the Annual Meeting
The Annual Meeting will be held at 10:00 a.m., Eastern Time, on April 26, 2019 at the Company’s headquarters located at 73 High Street, Buffalo, New York 14203. When you arrive at the Company’s headquarters, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

Householding of annual disclosure documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, information statements, and Notices of Internet Availability of Proxy Materials. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company, by calling their toll free number, 1-866-894-0537, and we will promptly deliver a separate copy to you.

If you do not wish to participate in “householding” and would like to receive your own set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder of CBLI and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•
If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 1-866-894-0537 or writing them at 17 Battery Place, 8th Floor, New York, New York 10004, Attn: Proxy Department.

•
If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm, and your account number.

Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided when you vote over the Internet; or

•	going to http://www.cstproxy.com/cbiolabs/2019 and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2019 for (a) the executive officers named in the Summary Compensation Table in the section titled “Executive Officer and Director Compensation,” (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) stockholders that beneficially owned more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by a person or group within 60 days of February 28, 2019 pursuant to the exercise of options or warrants to be outstanding and beneficially owned by such person or group for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 11,298,239 shares of common stock outstanding on February 28, 2019.

Name	Outstanding Shares Beneficially Owned	Rights to Acquire Beneficial Ownership		Total Shares Beneficially Owned	Percent
5% or greater shareholders				—
David Davidovich (1)	6,459,948	—		6,459,948	57.18%
Directors and Named Executive Officers
Alexander Andryuschechkin	—	—		—	*
Anna Evdokimova	—	—		—	*
Ivan Fedyunin	—	—		—	*
Ivan Persiyanov	—	—		—	*
Randy S. Saluck, J.D., MBA	140	20,250	(2)	20,390	*
Daniil Talyanskiy	—	—		—	*
Lea Verny	—	—		—	*
Yakov Kogan, Ph.D., MBA (3)	33,125	39,524	(4)	72,649	*
Andrei Gudkov, Ph.D., D. Sci.	75,869	33,497		109,366	0.97%
Langdon L. Miller, MD	—	10,000	(5)	10,000	*
All current executive officers and directors as a group (10 persons)	109,134	103,271		212,405	1.88%

*    Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
David Davidovich reported sole voting and dispositive power with respect to 6,459,948 shares of our common stock in a Statement on Schedule 13D filed with the SEC on July 21, 2015. Mr. Davidovich's address is APT 3, 21 Manresa Road, London, United Kingdom, SW3 SLZ.

(2)
These shares of common stock can be acquired through the exercise of options that are directly owned by Mr. Saluck. Upon acquisition, Mr. Saluck will have sole voting and investment power over such shares.

(3)	Dr. Kogan no longer reports as beneficially owned any securities owned by Ms. Leah Brownlee, a former employee of the Company and Dr. Kogan's former spouse.

(4)
These shares of common stock can be acquired through the exercise of options that are directly owned by Dr. Kogan. Upon acquisition, Dr. Kogan will have sole voting and investment power over such shares.

(5)
These shares of common stock can be acquired through the exercise of options that are directly owned by Dr. Miller. Upon acquisition, Dr. Miller will have sole voting and investment power over all such shares.

Change of Control of the Company

On July 9, 2015, we closed a private placement transaction with David Davidovich, a venture capital investor, pursuant to which the Company issued and sold to Mr. Davidovich an aggregate of 6,459,948 shares of the Company’s common stock, for an aggregate purchase price of approximately $25 million, or $3.87 per share, under the terms of the Securities Purchase Agreement between the Company and Mr. Davidovich, dated June 24, 2015 (the “Davidovich Purchase Agreement”). Under the Davidovich Purchase

Agreement, Mr. Davidovich also has the right to nominate for election to the Board a majority of directors until such time when he no longer holds a majority of the issued and outstanding common stock of the Company. As a result of the closing of the issuance and sale of the shares to Mr. Davidovich under the terms of the Davidovich Purchase Agreement, Mr. Davidovich assumed effective control of the Company through his ownership of approximately 60% (since reduced to 57.18% due to the subsequent issuance of additional shares of common stock) of our outstanding shares of common stock and his right to nominate for election to the Board a majority of our directors.

In connection with the closing of Mr. Davidovich’s purchase, on July 9, 2015, we also entered into a Registration Rights Agreement with Mr. Davidovich (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we filed a registration statement under the Securities Act of 1933 registering for resale the shares held by Mr. Davidovich. The registration statement has been declared effective by the SEC and since July 9, 2017 Mr. Davidovich has been able to freely sell some or all of his shares of our common stock, the effect of which sale or sales may be that Mr. Davidovich ceases to control the Company.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors
On March 1, 2019, our Board voted to re-nominate Alexander Andryuschechkin, Anna Evdokimova, Ivan Fedyunin, Ivan Persiyanov, Randy S. Saluck, Daniil Talyanskiy and Lea Verny for election at the Annual Meeting for a term of one year to serve until the 2020 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of all of the persons nominated to become our directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each nominee should serve as a director is set forth below. There are no family relationships between or among any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Name	Age	Position with the Company
Alexander Andryuschechkin (1)	35	Director
Anna Evdokimova	43	Director
Ivan Fedyunin	31	Director
Ivan Persiyanov	39	Director
Randy S. Saluck (1)	53	Director
Daniil Talyanskiy	34	Director
Lea Verny (1)	53	Chair of the Board

(1)	Member of the Audit Committee.

Alexander Andryuschechkin. Mr. Andryushechkin was appointed to the Company’s Board to fill a vacancy in July 2016. He currently serves as the Chief Financial Officer and a board member of Generium JSC, a private biotech pharmaceutical manufacturing company based in the Russian Federation. He also currently serves as the Chief Financial Officer of IBC Generium LLC, a private pharmaceutical research and development company based in the Russian Federation. He has served as a board member of Affitech A/S and Kirov Plasma JSC since 2017. From 2012 to 2016, Mr. Andryushechkin was the Head of Finance of ASG LLC, a manufacturing company, where he was responsible for corporate finance and investment management. From 2010 to 2016, Mr. Andryushechkin was a member of the board of Festival City LLC, a real estate development company, where he focused on business development activities. From 2012 to 2014, Mr. Andryushechkin was Chairman of the Board ASTOR CJSC, where he focused on financial management. Mr. Andryushechkin graduated from the Omsk State University with a Master’s Degree in Economics in 2005 and a post-graduate degree in Economics and Management in 2008. Mr. Andryushechkin’s experience in corporate finance and financial management, including investment management and business valuation, make him an important asset to our Board.

Anna Evdokimova. Ms. Evdokimova was appointed to the Company’s Board in 2015. Ms. Evdokimova has served as Venture Capital Investment Director of Millhouse LLC, an asset management company, since May 2015 and served as the Deputy Head of Corporate Finance from 2006 to May 2015. She also currently serves on the board of directors of Russia Forest Product, SaferPlace, Novotalk, Anyclip Ltd, Oncotartis Inc., and Incuron Inc. From 2002 to 2004, Ms. Evdokimova worked as the Head of Corporate Finance of a major Russian oil and gas company, Slavneft. In 1998, Ms. Evdokimova joined Russian-listed oil major Sibneft and served as Head of Export Finance through 2002. Ms. Evdokimova holds a Bachelor’s degree from Moscow State Linguistic University and a Master’s of Business Administration in finance from Fordham University. Ms. Evdokimova was originally appointed to our Board, and has been selected as a director nominee, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees standing for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Ms. Evdokimova’s experience in international finance, particularly with respect to entities operating within the Russian Federation, make her an important asset to our board.

Ivan Fedyunin. Mr. Fedyunin was appointed to the Company’s Board to fill a vacancy in August 2018. Since 2017, he has served as an expert in healthcare and life science investments of Millhouse LLC, an asset management company, where his responsibilities include evaluating companies for investment consideration and portfolio management. From October 2014 through April 2017, Mr. Fedyunin served as R&D director of Pharmapark LLC, a private Russian pharmaceutical company, where his responsibilities included the supervision of the research and development department. From February 2013 through April 2017, he was a chief operating officer of Promogen-Mab LLC, a drug development company, where he supervised research and development and had a senior management role. Mr. Fedyunin serves on the board of directors of Melcap Systems Ltd., BroadQ Technologies Limited, Vigorous Solutions Ltd., and

Ocular Discovery Ltd., each of which is a private company in the medical device, biopharmaceutical or pharmaceutical space based in the State of Israel. In 2012, Mr. Fedyunin earned PhD degree in biochemistry from Potsdam University, Germany while working at both Potsdam University and Max Planck Institute of Colloids and Interfaces. Mr. Fedyunin graduated from the Moscow State University, Russia with a major in biochemistry in 2008. Mr. Fedyunin was originally appointed to our Board, and has been selected as a director nominee, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees standing for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Mr. Fedyunin’s experience in portfolio management, make him an important asset to our Board.

Ivan Persiyanov. Mr. Persiyanov was appointed to the Company’s Board in 2015. Mr. Persiyanov has served as Investment Director of Millhouse LLC, an asset management company, since 2014. Mr. Persiyanov also currently serves on the board of directors of Georezonans, LLC and Novas Energy Services, LLC. From 2015 to 2018, Mr. Persiyanov served on the board of directors of Pledge Petroleum Corp. (OTCBB:PROP), an SEC reporting company. From 2008 to 2014, Mr. Persiyanov was Investment Director at Rusnano, a multi-billion dollar investment fund, where he originated and led the execution of several key investments. Prior to this, he was a consultant with Ernst & Young and held management and risk analysis positions with GE Money Bank and Citibank. From 2013-2014, Mr. Persiyanov served on the board of directors of Optogan CJSC, Beneq OY, and LED-Microsensor NT LLC. He holds a Mathematics degree from Moscow State University and a Master’s degree in finance from the New Economic School in Moscow, Russia. Mr. Persiyanov was originally appointed to our Board of Directors, and has been selected as a director nominee, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees standing for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Mr. Persiyanov's experience with strategic investments, including transactions with Rusnano, our joint venture partner in Panacela, makes him an important asset to our Board.

Randy S. Saluck. J.D., MBA, Mr. Saluck previously served as one of our directors from May 2013 until April 2016 and was subsequently reappointed to the Board in July 2016 to fill a vacancy. Since 2017, Mr. Saluck has been the Chief Executive Officer and a Director of Libertas Funding LLC, a company focused on providing funding for small businesses. Since 2015, Mr. Saluck has been part-time Chief Financial Officer and General Counsel of Convexity Scientific, LLC., a private medical device company on whose board he served from February 2016 to October 2017 as a director. From 2005 to 2017, Mr. Saluck was the Managing Member of Mortar Rock Capital Management, LLC and the Portfolio Manager of Mortar Rock Capital LP, a value-oriented investment fund. Since 2014, Mr. Saluck has served as the Chief Strategic Officer of Accelerated Pharma, Inc., a company focused on genomic technology to develop drugs for oncology and other indications. From 2002 to 2005, Mr. Saluck was a portfolio manager at the investment fund of Meisenbach Capital, LP and, from 2000 to 2002, Mr. Saluck was a senior analyst at Tyndall Partners, LLC, which invested in value-oriented equities and distressed debt. From 1999 to 2000, Mr. Saluck was an analyst at Highfields Capital Management, LLC, where he was responsible for special situations and risk arbitrage. Prior thereto, Mr. Saluck was an investment banker focused on mergers and acquisitions involving a variety of industries at Salomon Brothers Inc. Before becoming an investment banker, Mr. Saluck was a corporate and securities attorney, working at Cahill Gordon & Reindel LLP and then Tenzer Greenblatt LLP. As an attorney, Mr. Saluck worked with numerous small capitalization companies assisting them in the execution of their financing and strategic plans. He received a Bachelor’s degree from the University of Pennsylvania, a Juris Doctor degree from the University of Virginia and an MBA from the Wharton School of the University of Pennsylvania with a concentration in finance and accounting. Mr. Saluck currently serves on the board of directors of the Connecticut Region of the Anti-Defamation League. Mr. Saluck provides our board with stockholder perspective and experience in public finance and investor relationships.

Daniil Talyanskiy. Mr. Talyanskiy was appointed to the Company’s Board in July 2016 to fill a vacancy. He has served as the First Deputy CEO and Chief Business Officer of IBC Generium LLC, a private pharmaceutical research and development company based in the Russian Federation, since 2011. Since 2017, Mr. Talyanskiy has served as a board member of Generium JSC, a private biotech pharmaceuticals manufacturing company based in the Russian Federation for which he has also served as First Deputy CEO since 2013. He has also served as a Board Member of Affitech A/S and Oncotartis Inc. since 2017. He was also a member of the Supervisory Board of co.don AG (CNWKk.DE), a regenerative pharmaceuticals manufacturing company from 2015 to 2016. Prior to joining IBC Generium LLC, from 2008 to 2011, Mr. Talyanskiy was the Head of Corporate University in UIC Oboronprom JSC. From 2006 to 2008, Mr. Talyanskiy worked in various investment companies as an Investment Manager. Mr. Talyanskiy graduated from the Togliatti Academy of Management with a Master’s Degree in Management in 2007. Mr. Talyanskiy's experience in business development of pharmaceuticals make him an important asset to our Board.

Lea Verny. Ms. Verny was first elected to the Company’s Board in April 2016 and has served as board chair since July 2016. She has collaborated with London-based SP Angel Corporate Finance LLP on a variety of projects including private equity, corporate finance and advisory, and project finance, since 2008. Prior to that, Ms. Verny served as a private banker with Banque Pictet, Switzerland. From 2001 to 2007, Ms. Verny was a Director in Corporate Finance and Advisory of HSBC Bank plc in London and served as a Head of Investment Banking with HSBC Bank in Russia. From 1997 to 2001, Ms. Verny was a representative of the HSBC Investment Bank plc in Russia. From 1995 to 1997, Ms. Verny had established and served as a Director of the Russian European Center for Economic Policy, the European Commission's TACIS Program's funded organization that, through teams of Western experts, provided economic policy advice to Russian authorities. Since December 2016, Ms. Verny has served as a director for Zoltav Resources, Inc., a Russian-focused oil and gas exploration and production company. Ms. Verny holds a Bachelor's degree in Statistics and International Relations from the Hebrew University in Jerusalem as well as a Master in Business Administration Degree from INSEAD in France. Ms. Verny was originally selected as a nominee for election to our Board, and has been renominated, under the terms of the Davidovich Purchase Agreement with Mr. Davidovich, our majority stockholder, which granted to him the right to designate a majority of the nominees standing for election to our Board, subject to the terms and conditions of the Davidovich Purchase Agreement. Ms. Verny's international banking experience makes her an important asset to our Board and audit committee.

Committees of the Board of Directors and Meetings; Independence

The Board has established an Audit Committee. The Audit Committee is comprised entirely of directors who are “independent” as that concept is defined in the corporate governance listing requirements of the NASDAQ Stock Market Rules. The Audit Committee has a written charter that is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein entitled “Corporate Governance.”

Because David Davidovich holds more than 50% of the voting power for the election of our directors, the Company is a “controlled company” within the meaning of the NASDAQ Stock Market Rules, and therefore exempt from a number of corporate governance rules applicable to non-controlled companies. Although we are not required to have a majority of independent directors as a result of our status as a “controlled company,” our Board has affirmatively determined that all of our directors are “independent.” Mme. Verny and each of Messrs. Saluck and Andryuschechkin are independent under The NASDAQ Stock Market Rules and the Securities Exchange Act of 1934 (the “Exchange Act”) for purposes of serving on the Audit Committee. Each of Mme. Evdokimova and Messrs. Persiyanov, Talyanskiy, and Fedyunin are independent under such rules for purposes of board service.

Meeting Attendance. The Board has adopted a policy specifying that it is the responsibility of each director to attend all meetings of the Board and all meetings of the committees of the Board on which he or she serves. During the fiscal year ended December 31, 2018, there were five meetings of our Board. No director attended fewer than 75% of the total number of meetings of the Board or fewer than 75% of the total number of meetings of committees of the Board on which he or she served during fiscal year 2018.

The Company does not have a policy regarding director attendance at annual meetings of stockholders, however, all directors are encouraged to attend. None of our directors, attended our 2018 Annual Meeting of Stockholders.

It is also the policy of the Board to hold executive sessions of non-employee directors at each regularly scheduled Board meeting and, if any of the non-employee directors are not independent, to hold executive sessions of the independent directors at least twice per year. Each of the non-employee directors in fiscal year 2018 was determined by the Board to be independent.

Audit Committee. Our Audit Committee met four times during fiscal year 2018. This committee currently has three members, Messrs. Saluck (Chair) and Andryuschechkin and Ms. Verny.

The Board has determined that Mr. Saluck is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

The Audit Committee generally has direct responsibility and oversight for our accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. More specifically, the Audit Committee is responsible for reviewing and discussing the annual audited financial statements and disclosures with management and our independent auditor; reviewing the financial statements and disclosures provided in our quarterly and periodic reports with management and the independent auditor; and overseeing the external audit coverage, including appointment and replacement of the independent auditor and pre-approval of all audit and non-audit services to be performed by the independent auditor.

Compensation Setting Process. As a “controlled company” under the NASDAQ Stock Market rules, we are not required to, and do not now maintain a compensation committee. Instead, our entire Board is responsible for compensation matters. We believe that this is appropriate because of our “controlled company” status, as a single investor, David Davidovich, holds over 50% of our outstanding shares of common stock, and through his effective voting control of the company and through his ability to designate a majority of the directors nominated to serve on our Board, effectively controls the Board.

The full Board determines and approves the compensation level of executive officers based on an evaluation of their performance in light of our goals and objectives. The Board also considers our performance and relative stockholder return, the level and value of similar incentive awards prevalent in the industry, and awards given to executive officers in past years. From time to time, the Board requests suggestions or recommendations from the CEO regarding executive compensation, whether at meetings of the Board or in discussions with individual directors. The Board also discusses with the CEO his own compensation package, but the Board ultimately makes decisions regarding his compensation independently. The CEO's recommendations are considered and reviewed by the Board when determining the compensation of other executive officers. The Board also has the authority to determine compensation for directors and the form of this compensation. The Board may take action with respect to the adoption, amendment, termination, or replacement of both incentive compensation plans and equity-based plans. The Board has the power to retain professionals to assist in the evaluation of director and executive compensation, and has the sole authority to retain and terminate any such professional and to approve their fees. The Board did not engage any compensation consultants to determine or recommend the amount or form of any executive or director compensation during the fiscal year ended December 31, 2018. The Board may also delegate authority to any committee or subcommittee of directors to evaluate special or unique matters.

Nominating Process. As a “controlled company” under the NASDAQ Stock Market rules, we are not required to, and do not now maintain a nominating and governance committee. Instead, our entire Board is responsible for recommending director candidates for election. We believe that this is appropriate because of our “controlled company” status, as a single investor, David Davidovich, holds over 50% of our outstanding shares of common stock, and through his effective voting control of the Company and through his ability to designate a majority of the directors nominated serve on our Board, effectively controls the election of our directors.

Accordingly, the full Board generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in our Corporate Governance Guidelines and recommending such eligible individuals to serve as members of the Board. In addition, under our current corporate governance policies, the Board may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the following procedures, in addition to those described in our Second Amended and Restated By-Laws, and “Proposals of Stockholders” at the end of this proxy statement. The Board considers many factors when considering candidates for the Board and strives for the Board to be comprised of directors with a variety of experiences and backgrounds, who have high-level managerial experience in a complex organization, and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant scientific and technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board. Depending upon the current needs of the Board, we may weigh certain factors more or less heavily than others. The Board believes that it is essential that our Board members represent diverse viewpoints, with a broad array of experiences, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders.

In considering candidates for the Board, the Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Board or stockholder-recommended nominee. However, the Board does believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with their performance as a director. In the case of current directors being considered for renomination, the Board will also take into account the director’s history of attendance at meetings of the Board or its committees, the director’s tenure as a member of the Board, and the director’s preparation for and participation in such meetings.

The Board considers director candidates from any reasonable source, including stockholder recommendations. The Board does not evaluate candidates differently based on who has made the recommendation. The Board has the authority to hire consultants or search firms to assist in the process of identifying and evaluating candidates. Candidates are recommended to the Board after consultation with the Chairman of the Board.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203 specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Board. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders must comply with our Second Amended and Restated By-Laws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which it reviews from time to time, to assist the Board in fulfilling its responsibility to exercise its business judgment in what it believes to be the best interests of our stockholders. The Corporate Governance Guidelines are posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Code of Ethics for Senior Executives and Financial Officers, Code of Business Conduct and Ethics for Directors and Code of Conduct
The Board has adopted a Code of Ethics for Senior Executives and Financial Officers that is specifically applicable to executive officers and senior financial officers, including our principal executive officer and principal financial officer. Additionally, the Board has adopted the Code of Business Conduct and Ethics for Directors that is specifically applicable to our directors. Both the Code of Ethics for Senior Executives and Financial Officers and the Code of Business Conduct and Ethics for Directors are posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.” We have also adopted a Code of Conduct in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Conduct is applicable to all of our employees, officers and directors, and is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.”

Board Leadership Structure
Our Corporate Governance Guidelines describe our policies concerning, among other things, the role of the Board and management, proper Board functions, independence, and committee matters. The positions of Chair of the Board and Chief Executive Officer are currently held by different persons, although we do not have a policy requiring that to be the case. Instead, our Board has the authority to choose its Chair in any way it deems best for us at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chair in the same person or in two different individuals depending on what it believes is in our best interest. At this time, our Board has determined that separation of these roles most appropriately suits us. Our current Chair, Ms. Verny, is qualified to serve as our Chair given her expertise with emerging companies. Further, our Board believes that this division of roles allows our Chief Executive Officer to focus more of his efforts on achieving the goals and objectives of our strategic plan. Our Board believes that there is no single leadership structure that would be most effective in all circumstances and, therefore, retains the authority to modify our Board’s structure to best address our circumstances as and when appropriate.

Role of Our Board in Risk Oversight
The Board, as a whole and at the committee level, has overall responsibility for overseeing our risks, including general oversight of our executive officers’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our Board in reviewing our strategic plan is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. We believe that having the positions of Chair of the Board and Chief Executive Officer held by different persons currently enhances the Board’s ability to effectively manage risk.

The Board also oversees the management of risks relating to our executive compensation and manages risks associated with the independence of the Board and potential conflicts of interest. The Audit Committee oversees our risk policies and processes related to the quality and integrity of our accounting, auditing, and financial reporting practices, including our audited and unaudited financial statements and internal controls. The Audit Committee is also responsible for addressing risks arising from related party transactions.

Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations firm. However, any stockholders who wish to address questions regarding our business directly to the Board, or any individual director, should direct his or her questions in writing to Cleveland BioLabs, Inc. Board of Directors, c/o Office of the Secretary, 73 High Street, Buffalo, New York 14203. The Office of the Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board may change the process or means by which stockholders may communicate with the Board or its members. Please refer to our website, www.cbiolabs.com, for any changes in this process.

Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Executive Officers
The following table sets forth certain information regarding our executive officers. The Board elects officers annually and such executive officers serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Yakov Kogan, Ph.D., MBA	45	Chief Executive Officer and Secretary
Andrei Gudkov, Ph.D., D. Sci.	62	Chief Scientific Officer
Langdon Miller, MD	65	President

Yakov Kogan, Ph.D., MBA. Dr. Kogan has served as our Chief Executive Officer since June 2012 and since June 2017 has served as our interim principal financial officer. He also currently serves as a Director and Principal Business Officer for Kadvax Technologies, Inc., an anti-addiction vaccine development company, and Chief Operating Officer of Genome Protection, Inc., an anti-aging drug development company jointly owned by the Company. Previously, he served as our Chief Operating Officer from February 2008 until June 2012, as our Interim Chief Executive Officer from January 2012 until June 2012, and as a director from our inception in June 2003 until April 2016. Dr. Kogan also served as our Executive Vice President of Business Development from our inception until February 2008. From 2002 to 2003, he was Director for Business Development at Integrated Genomics where he was responsible for commercial sales and expansion of the company’s capital base. Prior to his tenure in business development, Dr. Kogan worked as a Group Leader/Senior Scientist at Integrated Genomics and ThermoGen, Inc. and as Research Associate at the University of Chicago. Dr. Kogan holds a Ph.D. in Molecular Biology from All-Union Research Institute of Genetics and Selection of Industrial Microorganisms (VNIIGenetika) (Moscow, Russia), as well as an MBA from the University of Chicago Graduate School of Business.

Andrei Gudkov, Ph.D., D. Sci. Dr. Gudkov has served as our Chief Scientific Officer since our inception in June 2003 and served as a director from our inception in June 2003 until April 2016. Since 2007, Dr. Gudkov has served as Senior Vice President of Basic Science and Chairman of the Department of Cell Stress Biology at Roswell Park Cancer Institute. He also serves as a Director for Everon Biosciences, Inc., Oncotartis Inc., Incuron Inc., and Chief Science Officer of Genome Protection, Inc., an anti-aging drug development company jointly owned by the Company. From 2001 to 2007, he was Chairman of the Department of Molecular Biology at the Lerner Research Institute at the Cleveland Clinic and Professor of Biochemistry at Case Western Reserve University. Prior to this, he was a tenured faculty member in the Department of Molecular Genetics at the University of Illinois at Chicago, where his lab concentrated on the development of new functional gene discovery methodologies and the identification of new candidate cancer treatment targets. Before immigrating to the United States in 1990, Dr. Gudkov worked at The National Cancer Research Center in Moscow, where he led a broad research program focused on virology and cancer drug resistance. Dr. Gudkov holds a Ph.D. and D. Sci. Degree in Experimental Oncology from the Cancer Research Center (Moscow, Russia).

Langdon L. Miller, MD. Dr. Miller has been our President and Chief Medical Officer since 2015. He previously served as a strategic adviser to the Company beginning in 2014. Dr. Miller has maintained a drug development consultancy, Sound Clinical Solutions, SP, located in Seattle, WA since 2013 and has served as a consulting Chief Medical Officer to Oncternal Therapeutics, Inc., located in San Diego, CA, since August 2016. Dr. Miller has served on the board of Dunn Gardens, a private, not-for-profit organization, since 2013, and since April 2018, has served as Executive Vice President and Chief Medical Officer of VelosBio Inc., a private biopharmaceutical company. Dr. Miller has more than 25 years of experience in the design and conduct of translational and clinical drug development programs in oncology (both in hematological and solid tumors) and orphan diseases (including cystic fibrosis, muscular dystrophy, and hemophilia). He has worked in all phases (phase 1-4) of drug development, from first-in-human studies through pivotal registration-directed trials to medical affairs programs and has filed multiple INDs, CTAs, NDAs and orphan drug applications. Dr. Miller played major roles in the development of filgrastim and sargramostim, in the regulatory approvals of irinotecan, exemestane, epirubicin, dexrazoxane, sunitinib, and idelalisib in several cancers, and in validating new endpoints for Duchenne muscular dystrophy and cystic fibrosis. He has extensive experience in the generation, analysis, presentation, and justification of drug development programs before regulatory authorities, advisory committees, investigators, investors, and business development partners. He has authored over 100 regulatory documents and publications. Dr. Miller has held leadership positions in government and in large and small biopharmaceutical companies. He was a Senior Investigator at the National Cancer Institute from 1989 to 1995 before transitioning to industry at the Pharmacia Corporation, where he held positions of increasing responsibility from 1995 to 2003, eventually heading oncology drug development there as Clinical Vice President, Global Clinical Research. He built the clinical development team at PTC Therapeutics where he was Chief Medical Officer from 2003 to 2010 before moving to Calistoga Pharmaceuticals as Executive Vice President of Research and Development from 2010 to 2011. Upon Calistoga’s acquisition by Gilead Sciences, he became Vice President of Clinical Research Oncology at Gilead Sciences from 2011 to 2013. He holds a Doctorate of Medicine from Northwestern University and completed his residency in internal medicine at the University of Minnesota and an oncology fellowship at Stanford University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2018 and 2017 to our (1) Chief Executive Officer, (2) President, and (3) Chief Science Officer.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Yakov Kogan Chief Executive	2018	276,000	10,800	286,800
Officer	2017	276,000	10,800	286,800
Langdon L. Miller	2018	119,550	—	119,550
President	2017	233,400	—	233,400
Andrei Gudkov Chief Science	2018	110,941	—	110,941
Officer	2017	110,941	—	110,941

Narrative Disclosure to Summary Compensation Table
Yakov Kogan, Ph.D., MBA
On July 9, 2015, the Company entered into an employment agreement with the Company’s Chief Executive Officer, Yakov Kogan, Ph.D., MBA (the “Kogan Agreement”). Pursuant to the terms of the Kogan Agreement, Dr. Kogan will serve as the Company’s Chief Executive Officer until the earlier of July 9, 2020 or his termination pursuant to the terms of the agreement. Under the Kogan Agreement, Dr. Kogan will receive an initial base salary of $276,000, which is subject to review by the Board (or a committee thereof) in its sole discretion, but may not be decreased other than in the instance of an across-the-board salary reduction affecting all executive officers of the Company. Additionally, Dr. Kogan shall be eligible to participate in the Company’s Annual Executive Bonus Plan based on a base pay rate equal to the greater of (y) Dr. Kogan’s base salary on the date the annual bonus is measured (i.e. the last day of the year) and (z) $345,000, subject to the terms and conditions of such plan, as revised from time to time. The Company is required to reimburse Dr. Kogan for all reasonable business expenses incurred by him in performing the services under the Kogan Agreement.
If Dr. Kogan’s employment is terminated by the Company for reason other than death, Disability or Cause, or Dr. Kogan resigns for Good Reason (each as defined in the Kogan Agreement), then (i) Dr. Kogan will be entitled to continuing payments of his base salary for a period of twelve (12) months (the “Severance Period”), which base salary shall equal the greater of (y) Dr. Kogan’s base salary in effect immediately preceding the date of termination and (z) $345,000, and (ii) the Company shall pay the COBRA premiums necessary to continue health insurance coverage for up to twelve months. Additionally, Dr. Kogan’s issued and outstanding options will continue to vest according to their established schedules throughout the Severance Period, and all vested options will remain exercisable throughout the Severance Period, but in no event later than the expiration date of such options. If Dr. Kogan is terminated by the Company for reason other than death, Disability or Cause, or Dr. Kogan resigns for Good Reason, in either case within twelve (12) months following a Change in Control (as defined in the Company’s Equity Incentive Plan), then, in addition to receiving the severance benefits described above, Dr. Kogan’s issued and outstanding options will become immediately vested and will remain exercisable through the Severance Period, but in no event later than the expiration date of such options.

Langdon L. Miller, MD
On July 9, 2015, the Company entered into an employment agreement with the Company’s President and Chief Medical Officer, Langdon Miller, MD (the “Miller Agreement”). Pursuant to the terms of the Miller Agreement, Dr. Miller will serve as the Company’s President and Chief Medical Officer until the earlier of July 9, 2020 or his termination pursuant to the terms of the agreement. Under the Miller Agreement, Dr. Miller will be classified as an hourly exempt employee and will receive an initial base salary of $300,000, which is subject to review by the Board (or a committee thereof) in its sole discretion, but may not be decreased other than in the instance of an across-the-board salary reduction affecting all executive officers of the Company. In the event Dr. Miller works more than 1,000 hours during any annual period, upon approval by the Company, Dr. Miller shall thereafter be paid an hourly rate of $350 per hour for work conducted for the remainder of the year. Additionally, Dr. Miller shall be eligible to participate in the Company’s Annual Executive Bonus Plan based on a base pay rate equal to 50% of Dr. Miller’s base salary, subject to the terms and conditions of such plan, as revised from time to time. The Company is required to reimburse Dr. Miller for all reasonable business expenses incurred by him in performing the services under the Miller Agreement.
If Dr. Miller’s employment is terminated by the Company for reason other than death, Disability or Cause, or Dr. Miller resigns for Good Reason (each as defined in the Miller Agreement), then Dr. Miller will be entitled to continuing payments of his base salary in effect immediately preceding the date of termination for a period of twelve (12) months (the “Severance Period”). Additionally, Dr. Miller’s issued and outstanding options will continue to vest according to their established schedules throughout the Severance Period, and all vested options will remain exercisable throughout the Severance Period, but in no event later than the expiration date of such options. If Dr. Miller is terminated by the Company for reason other than death, Disability or Cause, or Dr. Miller resigns for Good Reason, in either case within twelve (12) months following a Change in Control (as defined in the Company’s Equity Incentive Plan), then, in addition to receiving the severance benefits described above, Dr. Miller’s issued and outstanding options will become immediately vested and will remain exercisable through the Severance Period, but in no event later than the expiration date of such options.

Andrei Gudkov, Ph.D., D. Sci.
On July 9, 2015, the Company entered into an employment agreement with the Company’s Chief Science Officer, Andrei Gudkov, Ph.D., D. Sci. (the “Gudkov Agreement”). Pursuant to the terms of the Gudkov Agreement, Dr. Gudkov will serve as the Company’s Chief Science Officer until the earlier of July 8, 2020 or his termination pursuant to the terms of the agreement. Under the Gudkov Agreement, Dr. Gudkov will receive an initial base salary of $110,941, which is subject to review by the Board (or a committee thereof) in its sole discretion, but may not be decreased other than in the instance of an across-the-board salary reduction affecting all executive officers of the Company. Additionally, Dr. Gudkov shall be eligible to participate in the Company’s Annual Executive Bonus Plan based on a base pay rate equal to 2x of Dr. Gudkov’s base salary, subject to the terms and conditions of such plan, as revised from time to time. The Company is required to reimburse Dr. Gudkov for all reasonable business expenses incurred by him in performing the services under the Gudkov Agreement.
If Dr. Gudkov’s employment is terminated by the Company for reason other than death, Disability or Cause, or Dr. Gudkov resigns for Good Reason (each as defined in the Gudkov Agreement), then (i) Dr. Gudkov will be entitled to continuing payments of his base salary for a period of twelve (12) months (the “Severance Period”), which base salary shall equal the greater of (y) Dr. Gudkov’s base salary in effect immediately preceding the date of termination and (z) $138,677. Additionally, Dr. Gudkov’s issued and outstanding options will continue to vest according to their established schedules throughout the Severance Period, and all vested options will remain exercisable throughout the Severance Period, but in no event later than the expiration date of such options. If Dr. Gudkov is terminated by the Company for reason other than death, Disability or Cause, or Dr. Gudkov resigns for Good Reason, in either case within twelve (12) months following a Change in Control (as defined in the Company’s Equity Incentive Plan), then, in addition to receiving the severance benefits described above, Dr. Gudkov's issued and outstanding options will become immediately vested and will remain exercisable through the Severance Period, but in no event later than the expiration date of such options.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2018, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table. There were no stock option exercises by any of our named executive officers during the fiscal year ended December 31, 2018. There were no outstanding stock awards that were not then exercisable to the executive officers named in the Summary Compensation Table on the last day of the fiscal year ended December 31, 2018. All balances shown in the table below have been adjusted to account for the 1:20 reverse split of the Company’s common stock that was effected on January 28, 2015. All awards are fully vested.

		Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Yakov Kogan	6,250	3.20	4/22/2025
	7,500	13.60	3/13/2024
	5,230	30.80	5/12/2023
	5,000	35.80	6/12/2022
	2,813	67.00	1/22/2022
	7,481	143.20	3/20/2021
	5,250	68.80	5/17/2020
Langdon L. Miller	10,000	3.00	5/4/2025
Andrei Gudkov	6,250	3.20	4/22/2025
	7,500	13.60	3/13/2024
	4,203	30.80	5/12/2023
	2,813	67.00	1/22/2022
	7,481	143.20	3/20/2021
	5,250	68.80	5/17/2020

Potential Payments upon Termination or Change-In-Control
Please reference the above section "Narrative Disclosure to Summary Compensation Table," for a description of potential payments upon termination or change-in-control for each of the executive officers named in the Summary Compensation Table. The severance payments and termination-related equity acceleration of each of the executive officers in the Summary Compensation Table are subject to his execution of a release of claims against us. In addition, each executive officer named in the Summary Compensation Table is subject to confidentiality restrictions at all times, as well as non-competition and non-solicitation restrictions, during his employment and for a period of 24 months thereafter.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans as our other salaried employees. These benefits include medical, dental, vision, and disability benefits and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We make matching contributions on behalf of all participants in the 401(k) Plan in an amount equal to the Safe Harbor limitation of up to 4% of salary. Matching contributions vest immediately and all employee contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

Director Compensation
Of the directors on our Board during fiscal 2018, Ms. Evdokimova and Messrs. Nechaev, Fedyunin and Persiyanov (collectively, the "Millhouse Directors") are each employees of Millhouse LLC, an asset management company of which Mr. Davidovich serves as the Chief Executive Officer. Ms. Evdokimova and Messrs. Fedyunin and Persiyanov are each standing for re-election and were selected as director nominees under the terms of our securities purchase agreement with Mr. Davidovich, which grants him the right to designate a majority of the nominees standing for election to our Board. The Millhouse Directors are each paid employees of Millhouse LLC, and were employed by Millhouse LLC prior to the time of their original appointment or election to the Board. The Millhouse Directors, along with Messrs. Andryuschechkin and Talyanskiy, do not receive compensation for board service from the Company; however the remaining two board members do receive compensation for board service. The following is a description of the cash compensation arrangements under which the Independent Directors are currently compensated for board and committee services.

Position	Annual Fee	Compensated Directors
Board Member	$30,000	Ms. Verny, Mr. Saluck
Board Chair	5,000	Ms. Verny
Audit Committee Chair	5,000	Mr. Saluck

In addition to annual cash compensation, the Company from time to time compensates members of the Board with equity in the form of options to purchase shares of our common stock. In 2018, the Company did not grant stock options to any member of the Board for services performed since our 2018 Annual Meeting. Each of our independent directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board or board committee meetings.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2018 to each of our directors by the Company.

Name	Paid or earned in cash ($)	Total ($)
Randy S. Saluck, J.D., MBA (1)	35,000	35,000
Lea Verny (2)	35,000	35,000
Anna Evdokimova (2)	—	—
Ivan Fedyunin (2)	—	—
Ivan Persiyanov (2)	—	—
Alexander Andryuschechkin (2)	—	—
Daniil Talyanskiy (2)	—	—

(1)	Mr. Saluck held 20,250 options at December 31, 2018.

(2)	Mmes. Verny, Evdokimova and Messrs. Persiyanov, Fedyunin, Andryushechkin and Talyanskiy held no stock options as of December 31, 2018.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2018, regarding shares of common stock that may be issued under the Company’s equity compensation plans, including the Cleveland Biolabs, Inc. Equity Incentive Plan, adopted in 2018 (the "Equity Plan"). Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders (which date back to before the Company became a reporting company under the Exchange Act).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	160,076	$35.19	437,481
Equity compensation plans not approved by security holders (2)	—	—	—
Total	160,076	$35.19	437,481

(1)	Consists of the Equity Plan.

(2)	All equity grants made by us prior to our initial public offering when we did not have any defined equity compensation plans approved by our stockholders expired prior to December 31, 2018.

REPORT OF AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of three non-employee members of the Board. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act, (2) all current members of the Audit Committee are “independent” as that concept is defined in The NASDAQ Stock Market Rules, (3) all current members of the Audit Committee are financially literate, and (4) Mr. Saluck qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Audit Committee’s role and responsibilities are set forth in its charter adopted by the Board, which is available on our website at www.cbiolabs.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of our independent, registered public accounting firm. The members of the Audit Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves in a board-level oversight role in which it provides advice, counsel, and direction to management and the auditors based on the information it receives, on discussions with management and the auditors, and on the members of the Audit Committee’s experience in business, financial, and accounting matters. The Audit Committee has the authority to engage its own outside advisors, apart from counsel or advisors hired by management, as it determines appropriate, including experts in particular areas of accounting. Management is responsible for the reporting processes and preparation and presentation of financial statements and the implementation and maintenance of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements to generally accepted accounting principles in the United States.

In fulfilling its responsibilities for the financial statements for fiscal year 2018, the Audit Committee took the following actions:

•
Reviewed and discussed each of the unaudited quarterly financial statements and the audited financial statements for the 2018 fiscal year with management and Meaden & Moore, Ltd., our independent registered public accounting firm;

•
Discussed with Meaden & Moore, Ltd. the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received written disclosures and the letter from Meaden & Moore, Ltd. required by applicable requirements of the Public Company Accounting Oversight Board regarding Meaden & Moore, Ltd.’s communications with the Audit Committee regarding independence and discussed with Meaden & Moore, Ltd. the firm’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Meaden & Moore, Ltd., the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee
Randy S. Saluck, J.D., MBA (Chairman)
Lea Verny
Alexander Andryuschechkin

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act with respect to ownership of our securities were filed on a timely basis. In making these statements, we have relied upon the written representations of our directors and executive officers and copies of their reports that have been filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pursuant to our written Related Party Transaction Policy, the Audit Committee must provide written approval in advance for any transaction that could involve an actual, potential or perceived conflict of interest, including transactions where employees or directors have a substantial financial interest in any of our competitors, customers or suppliers, or where gifts or loans of value in excess of $200 are received in a year from our suppliers, customers or competitors. The policy also requires advance written approval for any transaction where an employee or director owns a substantial interest in an entity that has a prospective business relationship with, or is a competitor of, us. In determining whether to approve any transaction requiring review under the policy, the Audit Committee considers whether the terms of the transaction are fair and on the same basis as would apply for a non-related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an independent director; and whether the transaction would present an improper conflict of interest for a director or executive of the Company. The following is a list of transactions with related persons reviewed and approved by the Audit Committee during the fiscal year ended December 31, 2018. There were no transactions with related persons required to be reported that were not reviewed and approved by the Audit Committee that were entered into during the year ended December 31, 2018, except that the transactions involving Norma Investments Limited described below were approved by the full Board, with no participation by the interested directors.

Transactions and Relationships with Dr. Gudkov

Our Chief Scientific Officer, Dr. Andrei Gudkov, is the Senior Vice President of Basic Science and the Chairman of the Department of Cell Stress Biology at Roswell Park Cancer Institute (“RPCI”). We subcontract Dr. Gudkov’s laboratory at RPCI from Health Research Inc. to perform certain research and development studies for us, and also purchase certain core products and services from RPCI, including mice, the housing and storage of mice, irradiator services, DNA sequencing and blood analysis. RPCI also serves as one of our clinical sites. For the aforementioned services, we paid Health Research Inc. approximately $0.2 million and $0.1 million in 2018 and 2017, respectively. In addition, we transferred 23 research scientists to Buffalo BioLabs, Inc. (“BBL”) in the later part of 2013, an entity then partially-owned by Dr. Gudkov and of which he is a founder and the Principal Scientific Advisor. We hire BBL on a project basis to perform research work, as needed. For the aforementioned services, we paid BBL approximately $0.5 million and $0.2 million in 2018 and 2017, respectively.

Dr. Gudkov is also an uncompensated member of the board of directors for Incuron, LLC ("Incuron"). Pursuant to master service and development agreements we have with Incuron, the Company performs various research, business development, clinical advisory, and management services for Incuron. We recognized revenue of $610,907 and $604,009 from Incuron for the years ended December 31, 2018, and 2017, respectively. In addition, we also recognized $5,178 and $7,104 from Incuron for sublease and other income for the years ended for the years ended December 31, 2018, and 2017, respectively.

Transactions and Relationships with GPI and Norma Investments

As previously disclosed, in the third quarter of 2018, the Company entered into a series of related transactions under which the Company and Everon Biosciences, Inc. ("Everon") licensed and assigned certain intellectual property to Genome Protection, Inc. ("GPI"), a corporation formed by the Company for the purpose of creating a joint venture with Everon. GPI, which is currently 50% owned by the Company and 50% owned by Everon, is undertaking a research and development program aimed at clinical testing of entolimod and GP532 (a variant of our entolimod drug candidate) and the development of medications with anti-aging and other indications associated with genome damage. On August 10, 2018, GPI, Norma Investments Limited, a British Virgin Islands company (“Norma”), the Company and Everon entered into that certain Simple Agreement for Future Equity (the “SAFE”). Norma is controlled by investor Roman Abramovich, who also controls Millhouse Capital, LLC, the employer of three members of the Company’s Board, Anna Evdokimova, Ivan Fedyunin and Ivan Persiyanov, and of which the Company’s majority stockholder is chief executive officer. Ms. Evdokimova and Messrs. Fedyunin and Persiyanov did not participate in the deliberations or vote to approve the Company’s entry into the SAFE.

Under the SAFE, GPI granted Norma the right to purchase shares of GPI’s capital stock in exchange for the payment of up to $30,000,000, of which $10,500,000 was paid shortly after the execution of the SAFE and the remainder may be paid, if at all, in tranches over time. The SAFE also provides that, upon the closing of a transaction in which GPI raises $3,000,000 or more in equity capital from a third party, Norma has the right to require GPI to issue to it the number of shares obtained by dividing the purchase price paid for the SAFE through such date by 50% of the price per share of the equity securities sold to the third party. If GPI experiences a change of control event or completes a firm commitment initial public offering of securities registered under the Securities Act of 1933, as amended, then GPI will, at Norma’s option, either (i) pay to Norma an amount equal to the purchase price paid by Norma through such date under the SAFE plus interest accrued at a rate of 6.33% per year or (ii) issue to Norma shares of its common stock in the number obtained by dividing the purchase price paid by Norma through such date under the SAFE by 50% of the price per share of GPI’s common stock based on GPI’s valuation immediately preceding the consummation of either the change-of-control event or initial public offering. If GPI is dissolved, terminates its operations, makes a general assignment for the benefit of its creditors or liquidates or winds up its affairs, then GPI must pay Norma an amount equal to the purchase price paid by Norma through such date under the SAFE, prior to any distributions are made to any holders of GPI’s capital stock, including the Company. The term of the SAFE is perpetual, terminating only upon the full repayment or conversion of the purchase price paid by Norma to GPI in connection with the events described above.

Under the SAFE, the parties agree that GPI’s board of directors (the “GPI Board”) will consist of four members, two of whom will be selected by Norma, one of whom will be selected by the Company and one of whom will be selected by Everon. The SAFE also provides that the parties agreed that a quorum of the GPI Board will require that at least one of the directors selected by Norma be present. Additionally, the SAFE sets forth a number of actions that GPI will be prohibited from taking without the unanimous consent of all of the members of the GPI Board, including, among other things, effecting a change of control transaction, terminating its operations, dissolving or liquidating, amending its organizational documents, transferring or licensing its intellectual property or issuing any shares of capital stock. The SAFE sets forth other matters that must be approved by a majority of the members of the GPI Board, including the incurrence of indebtedness exceeding $100,000, granting a lien or other encumbrance on GPI’s assets, entering into a related party transaction and hiring, terminating or setting the compensation of executive officers. The Company and Everon have each guaranteed, to the extent of their powers as stockholders of GPI, the due and punctual performance by GPI of all of its obligations under the SAFE, and have also agreed to indemnify, on a joint and several basis, Norma for any losses arising out of any misrepresentation or any material breach of the SAFE, up to the amount of the purchase price paid by Norma under the SAFE.

In connection with the execution of the SAFE, the Company, Everon, GPI and Norma entered into that certain Director Designation Agreement, dated as of August 10, 2018 (the “Director Designation Agreement”), pursuant to which the parties made certain commitments as to voting and transfer of their shares of GPI and GPI’s governance. Under the terms of the Director Designation Agreement, the parties agreed that the GPI Board will consist of four members, two of whom will be selected by Norma, one of whom will be selected by the Company and one of whom will be selected by Everon. Each party to the Director Designation Agreement also commits to (i) vote its GPI capital stock for the selected designees of the other parties, (ii) cause the director(s) appointed by it to nominate for election the selected designees of the other parties, (iii) vote its GPI capital stock for the removal of a member of the GPI Board if the party that originally selected such person so requests and (iv) to cause the director(s) appointed by it to vote to fill any vacancy created by the death, resignation or removal of a party’s designee director with the replacement designee selected by such party.

Similar to the SAFE, the Director Designation Agreement sets forth a number of actions that GPI will be prohibited from taking without the unanimous consent of all of the members of the GPI Board, including, among other things, effecting a change of control transaction, terminating its operations, dissolving or liquidating, amending its organizational documents, transferring or licensing its intellectual property or issuing any shares of capital stock. The Director Designation Agreement sets forth other matters that must be approved by a majority of the members of the GPI Board, including the incurrence of indebtedness exceeding $100,000, granting a lien or other encumbrance on GPI’s assets, entering into a related party transaction and hiring, terminating or setting the compensation of executive officers.

The Director Designation Agreement also contains a right of first refusal in favor of Norma under which if either the Company or Everon desires to sell its shares in GPI to a third party, it must first give notice to Norma, which then has the right to purchase some or all of such shares on the same terms and conditions as the selling stockholder had proposed to sell the shares to a third party. If Norma does not elect to purchase all of the shares that either the Company or Everon proposed to sell, then the Company or Everon, respectively, may sell such shares to the third party. Norma is not, however, required to first offer any shares of GPI it proposes to sell to the Company or Everon before selling such shares to a third party.

During the fiscal year ended December 31, 2018, the Company also entered into a sublease agreement with GPI under which the Company leased 95 square feet of office space to GPI for a period of time commencing in June and ending in December of 2018. GPI paid $1,350 for its use of the Company’s space under the terms of the sublease. In addition, GPI paid $375 for the purchase of used office equipment from the Company.

Parent of Smaller Reporting Company

We have no parent company, though David Davidovich may be considered to be our parent by virtue of (i) his ownership of 57.18% of our outstanding shares of common stock and (ii) his ability to select a majority of the individuals nominated for annual election to our board under the terms the Davidovich Purchase Agreement.

ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors currently consists of seven directors. Alexander Andryuschechkin, Anna Evdokimova, Ivan Fedyunin, Ivan Persiyanov, Randy S. Saluck, Daniil Talyanskiy, and Lea Verny are currently on our board and are nominees in the current election.

If elected, the seven nominees for election as directors at our 2019 Annual Meeting of Stockholders will serve for one-year terms expiring at our 2020 Annual Meeting of Stockholders. The Board recommends that the stockholders vote in favor of the election of the nominees named in this proxy statement to serve as our directors. See “Management and Corporate Governance—The Board of Directors” above. Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.

In accordance with NASDAQ Stock Market Rule 5605(b)(1), and the standard of independence defined in NASDAQ Stock Market Rule 5605(a)(2), “independent directors” will comprise our entire Board of Directors. Additionally, Randy S. Saluck, Alexander Andryuschechkin, and Lea Verny are independent for purposes of serving on the Audit Committee.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election as directors of Alexander Andryuschechkin, Anna Evdokimova, Ivan Fedyunin, Ivan Persiyanov, Randy S. Saluck, Daniil Talyanskiy, and Lea Verny. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “FOR” each nominee at the meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. ANDRYUSCHECHKIN, MS. EVDOKIMOVA, MR. FEDYUNIN, MR. PERSIYANOV, MR. SALUCK, MR. TALYANSKIY, AND MS. VERNY, AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 2)

The Audit Committee has appointed Meaden & Moore, Ltd. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019. The Board proposes that the stockholders ratify this appointment. Meaden & Moore, Ltd. audited our financial statements for the fiscal year ended December 31, 2018. We expect that representatives of Meaden & Moore, Ltd. will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In the event the stockholders do not ratify the appointment of Meaden & Moore, Ltd. as our independent registered public accounting firm, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF OUR SELECTION OF MEADEN & MOORE, LTD. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Principal Accountant Fees and Services
Meaden & Moore, Ltd. acts as the principal auditor for us and also provides certain audit-related services. We have entered into an engagement agreement with Meaden & Moore, Ltd. that sets forth the terms by which Meaden & Moore, Ltd. will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The Audit Committee pre-approves all services provided by Meaden & Moore, Ltd. to us. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The fees for the services provided by Meaden & Moore, Ltd. to us are set forth below.

Audit Fees
Audit Fees were $118,500 for the year ended December 31, 2018 and were $115,250 for the year ended December 31, 2017. Audit Fees consisted of work performed in the audit of financial statements and work performed in connection with quarterly financial statement reviews, statutory audits, consultation regarding financial accounting and/or reporting standards, filings with the SEC and comfort letters.

Audit-Related Fees
There were no amounts billed by Meaden & Moore, Ltd. for Audit-Related Fees during the years ended December 31, 2018 and December 31, 2017.

Tax Fees
There were no amounts billed by Meaden & Moore, Ltd. for Tax Fees during the years ended December 31, 2018 and December 31, 2017.

All Other Fees
There were no amounts billed by Meaden & Moore, Ltd. for Other Fees during the years ended December 31, 2018 and December 31, 2017.

OTHER MATTERS

The Board knows of no other business other than those matters referred to in this proxy statement that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in the proxy statement relating to our 2020 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than November 11, 2019. To be considered for inclusion in the proxy statement relating to our 2020 Annual Meeting of Stockholders, we must receive a stockholder director nomination no earlier than December 28, 2019 and no later than January 27, 2020. In accordance with our Second Amended and Restated By-Laws, to be considered for presentation at the 2020 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than December 28, 2019, and no later than January 27, 2020. Proposals that are not received in a timely manner will not be voted on at the 2020 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Any such notice must include the information specified in our Second Amended and Restated By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of our stock. All stockholder proposals should be marked for the attention of the Office of the Secretary, Cleveland BioLabs, Inc., 73 High Street, Buffalo, New York 14203.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet – QUICK ««« EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 25, 2019.

INTERNET/MOBILE –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
p FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED p
PROXY

Please mark your votes like this	X
The Board of Directors recommends that you vote “FOR ALL” nominees in Proposal 1 and “FOR” Proposal 2.

1	Election of Directors
	NOMINEES:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT (indicate excepted nominee below)
	01 Alexander Andryuschechkin	☐	☐	☐
02 Anna Evdokimova
03 Ivan Fedyunin
04 Ivan Persiyanov
05 Randy S. Saluck
06 Daniil Talyanskiy
07 Lea Verny
_____________________________
(Except nominee(s) written above)
		FOR	AGAINST	ABSTAIN
2	Ratification of the selection of Meaden & Moore, Ltd. as auditor for the fiscal year ending December 31, 2019.	☐	☐	☐
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	,
2019.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 26, 2019
The Proxy Statement is available at http://www.cstproxy.com/cbiolabs/2019

p FOLD HERE — DO NOT SEPARATE — INSERT IN ENVELOPE PROVIDED p

PROXY

CLEVELAND BIOLABS, INC.

Proxy Solicited on Behalf of the Board of Directors For The Annual Meeting of Stockholders—April 26, 2019

The undersigned appoints Yakov Kogan and Christopher Zosh, or either of them, as proxies, each with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the capital stock of Cleveland BioLabs, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 26, 2019 or at any adjournment or postponement thereof. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Annual Meeting of Stockholders to be held on April 26, 2019, or at any adjournment or postponement thereof.

A signed proxy will be voted in the manner directed. If no direction is made, a signed proxy will be voted FOR the election of the nominees named in Proposal 1 and FOR the ratification of the selection of Meaden & Moore, Ltd. as independent auditors as described in Proposal 2.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)